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BY-LAW NUMBER l

A by-law relating generally to the transaction of the business and affairs of 1334970 Ontario Inc. (hereinafter called the "Corporation").

CONTENTS

INTERPRETATION	SECTION

Defined Terms	1.01

Number and Gender	1.02

Headings	1.03

MEETINGS OF SHAREHOLDERS

Annual Meeting	2.01

Special Meetings	2.02

Notices	2.03

List of Shareholders Entitled to Notice	2.04

Record Date for Notice of Shareholder Meeting	2.05

Persons Entitled to be Present	2.06

Quorum	2.07

Pledged Shares	2.08

Representatives	2.09

Proxies	2.10

Joint Shareholders	2.11

Scrutineers	2.12

Votes to Govern	2.13

SECTION

Show of Hands	2.14

Ballots	2.15

Casting Vote	2.16

Adjournment	2.17

Transaction of Business by Signature	2.18

Chairman and Secretary	2.19

DIRECTORS

Power of Directors	3.01

Quorum	3.02

Qualifications	3.03

Election & Term	3.04

Removal of Directors	3.05

Vacancies	3.06

Calling of Meetings	3.07

Meetings by Telephone	3.08

Place of Meetings	3.09

Votes to Govern	3.10

Adjournment	3.11

Remuneration of Directors	3.12

Interest of Directors in Contracts	3.13

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SECTION

Declaration of Interest	3.14

Loans to Employees, Shareholders & Directors	3.15

Directors’ Duties	3.16

Transaction of Business by Signature	3.17

Director Ceasing to Hold Office	3.18

Chairman	3.19

COMMITTEES

Committee of Directors	4.01

Transaction of Business	4.02

Audit Committee	4.03

Procedure at Committee Meetings	4.04

OFFICERS

Appointment of Officers	5.01

Chairman of the Board	5.02

President	5.03

Vice-President	5.04

Secretary	5.05

Treasurer	5.06

Other Officers	5.07

Term of Office & Remuneration	5.08

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SECTION

Variation of Duties	5.09

Agents and Attorneys	5.10

Fidelity Bonds	5.11

BANKING ARRANGEMENTS & CONTRACTS

Banking Arrangements	6.01

Execution of Instruments	6.02

SHARES

Allotment	7.01

Payment of Commissions	7.02

Share Certificates	7.03

Replacement of Share Certificates	7.04

Transfer Agent & Registrar	7.05

Registration of Transfer	7.06

Lien of Indebtedness	7.07

Enforcement of Lien	7.08

Joint Shareholders	7.09

Non-Recognition of Trust	7.10

Deceased Shareholders	7.11

FINANCIAL

Financial Year	8.01

Dividends	8.02

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SECTION

Dividend Cheques	8.03

Non-Receipt of Cheques	8.04

Stock Dividends	8.05

Record Date for Dividends and Rights	8.06

Unclaimed Dividends	8.07

Purchase of Business as of Past Date	8.08

NOTICES

Method of Giving Notice	9.01

Computation of Time	9.02

Omissions & Errors	9.03

Notice to Joint Shareholders	9.04

Persons Entitled by Death or Operation of Law	9.05

Waiver of Notice	9.06

VOTING RIGHTS

Voting Rights in Other Corporation	10.01

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

Limitation of Liability	11.01

Indemnity	11.02

Insurance	11.03

BY-LAW NUMBER 1

SECTION ONE

INTERPRETATION

1.01 DEFINED TERMS

In this by-law and all other by-laws, special resolutions and resolutions of the Corporation, unless the context otherwise specifies or requires:

"Act"

"Articles of Incorporation" and "Articles"

"board”

"by-law"

"Corporation"

"meeting of shareholders"

"number of directors"

means the Business Corporations Act (Ontario), as from time to time amended, and any Act that may be substituted therefor and in the event of such substitution any reference in the by-laws of the Corporation to the Act shall be read as referring to the amended or substituted provisions therefor in the new statute or statutes;

means the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of arrangement, articles of continuance, articles of revival, articles of reorganization, letters patent, supplementary letters patent, a special act and any other instrument by which the Corporation is incorporated;

means the board of directors of the Corporation;

means any by-law of the Corporation from time to time in force and effect;

means the corporation subsisting under the Act and named 1334970 Ontario Inc.;

includes an annual meeting of shareholders and a special meeting of shareholders;

means the number of directors provided for in the Articles or, where a minimum and maximum number of directors is provided for in the Articles, the number of directors determined by a special resolution or resolution:

1.02 NUMBER AND GENDER

Words importing the singular number shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders; and words importing persons shall include bodies corporate, corporations, companies, partnerships, syndicates, trusts or unincorporated organizations and any number of aggregate of persons. All terms contained in the by-laws and which are defined in the Act shall have the meanings given to such terms in the Act.

1.03 HEADINGS

The headings used in the by-laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

SECTION TWO

MEETINGS OF SHAREHOLDERS

2.01 ANNUAL MEETING

The annual meeting of the shareholders shall be held, subject to the provisions of Section 2.17 hereof, at any place in or outside Ontario as the directors determine or, in the absence of such determination, at the place where the registered office of the Corporation is located, at such time and on such day in each year as the board, the chairman of the board, if any, or any officer who is also a director, may from time to time determine, for the purpose of hearing and receiving the reports and financial statements required by the Act to be read at and laid before the shareholders at an annual meeting, electing directors, appointing, if necessary, the auditor, fixing or authorizing the board to fix the auditor's remuneration, and for the transaction of such other business as may properly be brought before the meeting. At such meeting, any shareholder shall have the right to raise any matter relevant to the affairs of the Corporation.

2.02 SPECIAL MEETJNGS

The directors may at any time call a special meeting of the shareholders of the Corporation to be held at such time and at such place in or outside Ontario as may be determined by the directors.

2.03 NOTICES

No public notice or advertisement of any meeting of shareholders shall be required, but notice of the time and place of each such meeting shall be given in the manner provided in Section Nine to each shareholder who at the close of business on the record date for notice is entered in the register of shareholders as the holder of one or more shares carrying the right to vote at the meeting, to each director, and to the auditor, if any, of the Corporation not fewer than ten days, or if the Corporation is an offering corporation, not fewer than twenty-one days, but not more than fifty days before the day on which the meeting is to be held. Notice of a special meeting of shareholders at which special business is to be transacted shall state or be accompanied by a statement of the nature of that business in sufficient detail to permit the shareholder to form a reasonable judgment thereon, land the text of any special resolution or by-law to be submitted to the meeting. A meeting of shareholders may be held at any time without notice if all shareholders entitled to vote thereat are present in person or represented by proxy or has waived notice and if the auditor, if any, is present or have waived such notice, and at such meeting any business may be transacted which the Corporation at a special meeting of the shareholders may transact.

2.04 LIST OF SHAREHOLDERS ENTITLED TO NOTICE

For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares entitled to vote at the meeting held by each shareholder. If a record date for the meeting is fixed pursuant to Section 2.05, the list shall be prepared not later than 10 days after such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the securities register is kept and at the place where the meeting is held.

2.05 RECORD DATE FOR NOTICE OF SHAREHOLDER MEETING

The board may fix in advance a time and a date, as a record date, for the determination of the shareholders entitled to notice of a meeting of the shareholders, which record date for notice shall be not more than fifty days and not fewer than twenty-one days before the date of the meeting. If no such record date for notice of the meeting is fixed by the board, the record date for notice shall be at the close of business on the day immediately preceding the day on which notice is given or sent, or if no notice is given, the day on which the meeting is held.

2.06 PERSONS ENTITLED TO BE PRESENT

The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the directors and the auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provisions of the Act or by-laws of the Corporation to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

2.07 QUORUM

Any two persons entitled to vote at a meeting of shareholders whether present in person or represented by proxy shall constitute a quorum.

2.08 PLEDGED SHARES

Where a person mortgages or hypothecates his shares, that person or his proxy is the person entitled to vote at all meetings of shareholders in respect of such shares unless, in the instrument creating the mortgage or hypothec, he has expressly empowered the person holding the mortgage or hypothec to vote in respect of such shares in which case, subject to the Articles, such holder or his proxy is the person entitled to vote in respect of the shares.

2.09 REPRESENTATIVES

A personal representative and, where a corporation is such personal representative, any person duly appointed as proxy for such corporation, upon filing with the secretary of the meeting sufficient proof of his appointment, shall represent the shares at all meetings of the shareholders of the Corporation and may vote accordingly as a shareholder in the same manner and to the same extent as the shareholder of record. If there be more than one personal representative, the provisions of Section 2.11 hereof shall apply.

2.10 PROXIES

Every shareholder, including a corporate shareholder, entitled to vote at meetings of shareholders may by instrument in writing appoint a proxyholder or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner, to the extent and with the authority conferred by the proxy. A proxy shall be executed by the shareholder or his attorney in writing or, if the shareholder is a corporation, by an officer or attorney duly authorized. If the Corporation is an offering corporation, a proxy shall cease to be valid one year from its date.

2.11 JOINT SHAREHOLDERS

Where two or more persons hold the same share jointly, anyone of such persons present in person or represented by proxy at a meeting of shareholders has the right, in the absence of the other or others, to vote in respect of such share but, if more than one of such persons are present in person or represented by proxy and vote, they shall vote together as one on the share jointly held by them.

2.12 SCRUTINEERS

At each meeting of shareholders, one or more scrutineers may be appointed by a resolution of the meeting or by the chairman with the consent of the meeting to serve at the meeting. Such scrutineers need not be shareholders of the Corporation.

2.13 VOTES TO GOVERN

At all meetings of shareholders every question shall, unless otherwise required by the Articles or by-laws of the Corporation or by law, be decided by a majority of the votes duly cast on the question.

2.14 SHOW OF HANDS

Voting at a meeting of shareholders shall be by show of hands, except where a ballot is demanded by a shareholder or proxyholder entitled to vote at the meeting. A shareholder or proxyholder may demand a ballot either before or after any vote by show of hands. Upon a show of hands every person who is present and entitled to vote shall have one vote, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

2.15 BALLOTS

If a ballot is duly demanded by any shareholder or proxyholder and the demand is not withdrawn, a ballot upon the question shall be taken in such manner as the chairman of the meeting shall direct. Upon a ballot each shareholder who is present in person or represented by proxy shall be entitled to one vote for each share in respect of which he is entitled to vote at the meeting and the result of the ballot on the questions shall be the decision of the: shareholders upon the said question.

2.16 CASTING VOTE

In case of an equality of votes at any meeting of shareholders, either upon a show of hands or upon a ballot, the chairman of the meeting shall not be entitled to a second or casting vote.

2.17 ADJOURNMENT

If a meeting of shareholders is adjourned for less than thirty days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty days or more, notice of the adjourned meeting shall be given as for an original meeting.

2.18 TRANSACTION OF BUSINESS BY SIGNATURE

A resolution in writing signed by all of the shareholders of the Corporation entitled to vote at a meeting of shareholders is valid and effective as if passed at a meeting of the shareholders duly called, constituted and held for that purpose unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditor in accordance with the Act. By- laws or resolutions passed by the directors of the Corporation may at any time, in lieu of confirmation at a meeting of shareholders, be confirmed in writing by the signatures of all the shareholders entitled to vote at such meeting.

2.19 CHAIRMAN AND SECRETARY

The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: chairman of the board, managing director, president or a vice-president who is a shareholder. If no such officer is present within fifteen minutes from the time fixed for the holding of the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting.

SECTION THREE

DIRECTORS

3.01 POWERS OF DIRECTORS

The board of directors shall manage or supervise the management of the business and affairs of the Corporation.

3.02 QUORUM

The quorum for the transaction of bus mess at any meeting of the board of directors shall consist of a majority of the number of directors.

3.03 QUALIFICATIONS

In addition to any other provisions contained in the Act relating to the qualifications of directors, no person shall be qualified to be a director of the Corporation if he is less than eighteen years of age, if he is of unsound mind and has been so found by a court in Canada or elsewhere, if he is not an individual, or if he has the status of a bankrupt. A director need not be a shareholder. A majority of the directors shall be resident Canadians, but where the number of directors is two, only one of the directors must be a resident Canadian.

3.04 ELECTION & TERM

Directors shall be elected yearly to hold office until the next annual meeting of shareholders or until their successors shall have been duly elected or appointed. The whole board shall be elected at such annual meetings, and all the directors then in office shall retire, but, if qualified, are eligible for re-election. If an election of directors is not held at the proper time, the directors shall continue in office until their successors are elected or appointed.

If a meeting of shareholders fails to elect the number of directors by reason of the disqualification, incapacity or death of one or more candidates, the directors elected at that meeting, if they constitute a quorum, may exercise all the powers of the directors of the Corporation pending the holding of a special meeting of shareholders to fill the vacancies.

3.05 REMOVAL OF DIRECTORS

Subject to the provisions of the Act, the shareholders may, by resolution passed by a majority of the votes cast at an annual or special meeting of shareholders, remove any director before expiration of his term of office and may, by a majority of the votes cast at that meeting, elect any qualified person in his stead for the remainder of his term.

3.06 VACANCIES

Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the number of directors or in the maxiIi1um number of directors or from a failure of the shareholders to elect the number of directors. In the absence of a quorum of the board, or if the vacancy has arisen from a failure of the shareholders to elect the number of directors, the board shall forthwith call a special meeting of shareholders to fill the vacancy. If the board fails to call such a meeting or if there are no directors in office, any shareholder may call the meeting.

3.07 CALLING OF MEETINGS

Subject to the provisions of the Act, meetings of the board shall be held from time to time at such place, at such time and on such day as the chairman of the board, if any, the president or a vice- president who is a director, or any two directors may determine. Notice of every meeting so called shall be given in accordance with Section Nine to each director not less than 48 hours (excluding any part of a Saturday or a holiday as defined by the Interpretation Act of Canada for the time being in force) before the time when the meeting is to be held, save that no notice of the meeting shall be necessary if a quorum of the directors is present and all the directors absent have waived notice of, or have otherwise signified their consent to the holding of such meeting.

3.08 MEETINGS BY TELEPHONE

Where all the directors have consented thereto (either before or after the meeting), any director may participate in a meeting of the board of directors or of any committee, by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and subject to the provisions of the Act, a director participating in a meeting pursuant to this paragraph shall be deemed to be present in person at that meeting. If a majority of directors participating in a meeting held pursuant to this section are then in Canada, the meeting shall be deemed to have been held in Canada.

3.09 PLACE OF MEETINGS

Meetings of the board may be held at the registered office of the Corporation or any other place within or outside Ontario, and in any financial year of the Corporation a majority of the meetings of the board need not be held at a place within Canada.

3.10 VOTES TO GOVERN

At all meetings of the board, every question shall be decided by a majority of the votes cast on the question, and in case of any equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote.

3.11 ADJOURNMENT

Any meeting of the board or of any committee of directors may be adjourned from time to time by the chairman of the meeting, with consent of the meeting, to a fixed time and place and no notice of the time and place for the holding of the adjourned meeting need be given to any director. Any adjourned meeting must be duly constituted and held in accordance with the terms of the adjournment and a quorum must be present thereat. The directors who form the quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

3.12 REMUNERATION OF DIRECTORS

The directors shall be paid such remuneration for their services as directors as may from time to time be fixed by the board. Any remuneration so payable to a director who is also an officer or employee of the Corporation or who is counsel or solicitor to the Corporation or otherwise serves the Corporation in a professional capacity, shall be in addition to his salary as such officer or to his professional fees, as the case may be. The directors shall also be paid such sums in respect of their out-of-pocket expenses incurred in attending board, committee or shareholders' meetings or otherwise in respect of the performance by them of their duties as the board may from time to time determine.

3.13 INTEREST OF DIRECTORS IN CONTRACTS

No director or officer shall be disqualified by his office from contracting with the Corporation nor shall any contract or arrangement entered into by or on behalf of the Corporation with any director or officer or in which any director or officer is in any way interested, be liable to be voided, nor shall any director or officer so contracting or being so interested be liable to account to the Corporation for any profit realized by any such contract or arrangement by reason of such director or officer holding that office or of the fiduciary relationship thereby established; provided that the director or officer shall have complied with the provisions of the Act and Section 3.14 hereof.

3.14 DECLARATION OF INTEREST

A director or officer who is a party to, or who is a director or officer of or has a material interest in any person who is a party to a material contract or a proposed material contract with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the board or shareholders, and a director interested in a contract so referred to the board shall not vote on any resolution to approve the same except as provided by the Act.

3.15 LOANS TO EMPLOYEES, SHAREHOLDERS & DIRECTORS

The Corporation may from time to time give financial assistance by means of a loan, guarantee or otherwise:

a) to employees of the Corporation or any of its affiliates, whether or not they are shareholders or directors, to enable or assist them to purchase or erect live-in accommodations for their own occupation, or in accordance with a plan for the purchase of shares of the Corporation or any of its affiliates;

b) to any person on account of expenditures incurred or to be incurred on behalf of the Corporation;

c) to a holding body corporate if the Corporation is a wholly-owned subsidiary of such holdings body corporate; or

d) to a subsidiary body corporate of the Corporation.

3.16 DIRECTORS' DUTIES

Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation, and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

3.17 TRANSACTION OF BUSINESS BY SIGNATURE

By-laws or resolutions may be consented to at any time by the signatures of all the directors of the Corporation and such by-laws or resolutions are as valid and effective as if passed at meeting of directors duly called, constituted and held for that purpose.

3.18 DIRECTOR CEASING TO HOLD OFFICE

A director shall forthwith cease to hold office when:

a)  he acquires the status of a bankrupt;

b) he becomes unsound of mind and is so found by a court in Canada or elsewhere;

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   c) he is removed from office by resolution of the shareholders as provided in Section 3.05;

d) he dies; or

e) he resigns in accordance with the Act.

3.19 CHAIRMAN

The chairman of any meeting of the board shall be the first mentioned of such of the following officers as having been appointed and who is a director and is present at the meeting: chairman of the board, managing director, president or vice-president. If no such officer is present, the directors present shall choose one of their number to be chairman.

SECTION FOUR

COMMITTEES

4.01 COMMITTEE OF DIRECTORS

The directors may from time to time appoint from their number a managing director, or a committee of directors, and allocate to such managing director or committee any of the powers of the directors except those which, under the Act, a managing director or committee of directors has no authority to exercise. Such managing director, or a majority of the members of the committee of directors, shall be resident Canadians.

4.02 TRANSACTION OF BUSINESS

The powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all of the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. The powers of a managing director may be exercised by a written resolution signed by the managing director or by a meeting constituted only of the managing director. Meetings of a committee of directors or of the managing director may be held at any place within or outside Ontario.

4.03 AUDIT COMMITTEE

If the Corporation is an offering corporation, it shall have an audit committee composed of not fewer than three directors of the Corporation, a majority of whom are not officers or employees of the Corporation or any of its affiliates, to hold office until the next annual meeting of the shareholders. Where an audit committee is elected or appointed as aforesaid:

a) the auditor of the Corporation is entitled to receive notice of every meeting of the audit committee and at the expense of the Corporation, to attend and be heard

         b) the auditor of the Corporation or any member of the audit committee may call a meeting of the audit committee; and

c) the audit committee shall review the financial statements of the Corporation and shall report thereon to the board of directors of the Corporation before such financial statements are approved by the board of directors

4.04 PROCEDURE AT COMMITTEE MEETINGS

Unless otherwise determined by the board of directors, each committee (including the audit committee) shall have the power to fix its quorum at not more than a majority of its members, to elect a chairman, and to regulate its procedure.

SECTION FIVE

OFFICERS

5.01 APPOINTMENT OF OFFICERS

The board of directors may from time to time appoint a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the board of directors may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation.

5.02 CHAIRMAN OF THE BOARD

The board of directors may from time to time also elect or appoint a chairman of the board who shall be a director. If a chairman of the board is so elected or appointed, the board of directors may assign to him any of the powers and duties that are by any provisions of this by-law assigned to the managing director or to the president; and he shall, subject to the provisions of the Act or the Articles, have such other powers and duties as the board may specify. During the absence or disability of the chairman of the board, his duties shall be performed and his powers exercised by the managing director, if any, or by the president, or by such other officers as the board of directors may decide.

5.03 PRESIDENT

The president, if any, shall be charged with the general supervision of the business and affairs of the Corporation. Except when the board has appointed a managing director, the president shall also have the powers and be charged with the duties of that office.

5.04 VICE-PRESIDENT

During the absence or inability of the president, his duties may be performed and his powers may be exercised by the vice-president, or if there are more than one, by the vice-presidents in order of seniority (as determined by the board), save that no vice-president shall preside at a meeting of the board or at a meeting of shareholders who is not qualified to attend the meeting as a director or a shareholder, as the case may be. If a vice-president exercises any such duty or power, the absence or inability of the chairman of the board, if any, and the president shall be presumed with reference thereto. A vice-president shall also perform such duties and exercise such powers as the president may from time to time delegate to him or the board may prescribe.

5.05 SECRETARY

The secretary, if any, shall give, or cause to be given, all notices required to be given to shareholders, directors, auditors and members of committees; he shall attend all meetings of the directors and of the shareholders and shall enter, or cause to be entered, in books kept for that purpose minutes of all proceedings at such meetings; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and other instruments belonging to the Corporation; and he shall perform such other duties as may from time to time be prescribed by the board or the president.

5.06 TREASURER

The treasurer, if any, shall keep full and accurate books of account in which shall be recorded all receipts and disbursements of the Corporation and, under the direction of the board, shall control the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board at the meetings thereof, or whenever required of him, an account of all his transactions as treasurer and of the financial position of the Corporation; and he shall perform such other duties as may from time to time be prescribed by the board.

5.07 OTHER OFFICERS

The duties of all officers of the Corporation shall be such as the terms of their engagement call for or the board requires of them. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

5.08 TERM OF OFFICE & REMUNERATION

In the absence of written agreement to the contrary, the board may remove at its pleasure any officer of the Corporation. Each officer shall continue to hold office until the appointment of officers at the first meeting of the board after the election of directors and, in default of the appointment of officers at such meeting, shall continue to hold office after such meeting. The terms of employment and remuneration of the chairman of the board, if any, the president and other officers elected or appointed by it shall be settled from time to time by the board.

5.09 VARIATION OF DUTIES

From time to time the board may prescribe, vary, add to or limit the powers and duties of any officer.

5.10 AGENTS & ATTORNEYS

The board shall have power from time to time to appoint agents or attorneys for the Corporation in or out of Ontario with such powers of management or otherwise (including the power to subdelegate) as may be thought fit.

5.11 FIDELITY BONDS

The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their duties, in such form and with such surety as the board may from time to time prescribe.

SECTION SIX

BANKING ARRANGEMENTS & CONTRACTS

6.01 BANKING ARRANGEMENTS

The banking business of the Corporation, or any part thereof, shall be transacted with such bank, trust company or other firm or corporation carrying on a banking business as the board may designate, appoint or authorize from time to time by resolution and all such banking business, or any part thereof, shall be transacted on behalf of the Corporation by such one or more officers and such other persons as the board may designate, direct or authorize from time to time by resolution and to the extent therein provided, including, but without restricting the generality of the foregoing, the operation of the accounts of the Corporation; the making, signing, drawing, accepting, endorsing, negotiating, lodging, depositing or transferring of any cheques, promissory notes, drafts, acceptances, bills of exchange and orders for the payment of money; the giving of receipts for and orders relating to any property of the Corporation; the execution of any agreement relating to any banking business and defining the rights and powers of the parties thereto; and the authorizing of any officer of such banker to do any act or thing on behalf of the Corporation to facilitate such banking business.

6.02 EXECUTION OF INSTRUMENTS

Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by any two directors, or any two officers or anyone director and anyone officer or as the directors may otherwise direct and the corporate seal shall be affixed to such instruments as require the same. All and any such contracts, documents or instruments so signed shall be binding upon the Corporation without any further authorization or formality.

Notwithstanding any provision to the contrary contained in the by-laws of the Corporation, the board may at any time and from time to time direct the manner in which the person or persons by whom any particular contract, document or instrument in writing or any class of contracts, documents or instruments in writing of the Corporation mayor shall be signed.

The term "contracts, documents or instruments in writing" as used in this by-law include deeds, mortgages, hypothecs, charges, conveyances, transfers, and assignments of property, real or personal, movable or immovable, agreements, releases, receipts, and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, share warrants, stocks, bonds, debentures or other securities and all paper writings. Without restricting the generality of the foregoing, any two officers or any two directors or any officer together with any director shall have the authority to sell, assign, transfer, exchange, convert or convey any and all shares, stocks~ bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute (under the seal of the Corporation or otherwise), all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any, such shares, stocks, bonds, debentures, rights, warrants or other securities.

SECTION SEVEN

SHARES

7.01 ALLOTMENT

The board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares in the capital stock of the Corporation, including any shares created by any amending Articles increasing or otherwise varying the capital stock of the Corporation, to such person or persons or class of persons as the board shall by resolution determine, provided that no shares shall be issued until the shares are fully paid as provided for in the Act.

7.02 PAYMENT OF COMMISSIONS

The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

7.03 SHARE CERTIFICATES

Every holder of one or more fully paid shares of the Corporation shall be entitled, at his option and without payment, to a share certificate in respect of the shares held by him that complies with the Act. Share certificates shall be in such form or forms as the board shall from time to time approve. Each share certificate shall be signed by at least one director or officer of the Corporation or by or on behalf of a registrar, transfer agent, branch transfer agent or issuing or other authenticating agent of the Corporation.

7.04 REPLACEMENT OF SHARE CERTIFICATES

The board or any officer or agent designated by the board may, in its or his discretion, direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate that has been lost, apparently destroyed or wrongfully taken, on payment of such fee, not exceeding three dollars ($3.00), and on such terms as to indemnity, reimbursement of expenses and evidence of loss and title as the board may from time to time prescribe, whether generally or in any particular case.

7.05 TRANSFER AGENT & REGISTRAR

The board may from time to time appoint or remove a transfer agent to maintain the securities register and the register of transfers, and one or more branch transfer agents to keep branch registers, and a registrar to maintain the securities register, and one person may (but need not be) appointed both registrar and transfer agent.

7.06 REGISTRATION OF TRANSFER

Subject to the provisions of the Act, no transfer of shares shall be registered in a register of transfers or branch register of transfers except upon surrender of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such assurance or evidence of signature, identification and authority to transfer as the board may from time to time prescribe, and upon payment of applicable taxes, compliance with such restrictions on transfer as are authorized by the Articles, and in satisfaction of any lien referred to in Section 7.07,

7.07 LIEN FOR INDEBTEDNESS

Subject to the provisions of the Act, the Corporation shall have a lien on the shares registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

7.08 ENFORCEMENT OF LIEN

The lien referred to in Section 7.07 may be enforced by any means permitted by law and:

a) where the share or shares are redeemable pursuant to the Articles, by redeeming such share or shares and applying the redemption price to the debt;

b) subject to the Act, by purchasing the share or shares for cancellation for a price equal to the book value of such share or shares and applying the proceeds to the debt;

c) by selling the share or shares to any third party whether or not such party is at arm's length to the Corporation, including, without limitation, any officer or director of the Corporation, for the best price which the directors consider to be obtainable for such share or shares; or

d) by refusing to register a transfer of such share or shares until the debt is paid.

7.09 JOINT SHAREHOLDERS

If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Anyone of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warranty issuable in respect of such share.

7.10 NON-RECOGNITION OF TRUST

The Corporation shall not be required to inquire into the existence of, or see to the performance or observance of, any duty owed to a third party by a registered holder of any of its shares or by anyone whom it treats, as permitted or required by the Act, as the owner or registered holder thereof.

7.11 DECEASED SHAREHOLDERS

In the event of the death of a holder, or one or more of the joint holders, of any share, the Corporation shall not be required to make any entry in the register of shareholders in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and by the Act and upon compliance with the reasonable requirements of the Corporation and its transfer agent.

SECTION EIGHT

FINANCIAL

8.01 FINANCIAL YEAR

Until changed by resolution of the board of directors, the financial year of the Corporation shall end on a day to be determined by resolution of the board.

8.02 DIVIDENDS

Subject to the provisions of the Act and the Articles, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation, and such dividends may be paid in money or property.

8.03 DIVIDEND CHEQUES

A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by ordinary mail, postage prepaid, to such registered holder at his address appearing on the register of shareholders, unless such holder otherwise directs. 1n the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and mailed to them at the address appearing on the register of shareholders in respect of such joint holding, or to the first address so appearing if there are more than one. The mailing of such cheque as aforesaid, unless the same be not paid at par on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

8.04 NON-RECEIPT OF CHEQUES

In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

8.05 STOCK DIVIDENDS

For the amount of any dividend that the board may lawfully declare payable in cash, it may declare a stock dividend and issue therefor shares of the Corporation as fully paid.

8.06 RECORD DATES FOR DIVIDENDS AND RIGHTS

The board may fix in advance a date, preceding by not more than fifty days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities and to receive the warrant or other evidence in respect of such right, notwithstanding the transfer or issue of shares after the record date so fixed. Where a record date is fixed, unless notice of the record date is waived in writing by every holder of a share of a class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date, notice thereof shall be given, not less than seven days before the date so fixed, by advertisement in a newspaper published or distributed in the place where the Corporation has its registered office and in each place in Canada where it has a transfer agent or a transfer of the shares may be recorded, and by written notice to each stock exchange' Canada on which the shares of the Corporation are listed for trading. Where no such record date is fixed, the record date for the determination of the persons entitled to receive payment of an dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or a right to subscribe is passed by the board.

8.07 UNCLAIMED DIVIDENDS

Any dividend unclaimed after a period of six years from the date on which the same has bee] declared to be payable shall be forfeited and shall revert to the Corporation.

8.08 PURCHASE OF BUSINESS AS OF PAST DATE

Where any business is bought by the Corporation as of a past date (whether such date be before or after the incorporation of the Corporation) upon terms that the Corporation shall, as from that date, take the profits and bear the losses of the business, such profits or losses as the case ma be shall, at the discretion of the directors, be credited or debited wholly or in part to revenue account, and in that case the amount so credited or debited shall, for the purposes of ascertaining the funds available for dividends, be treated as a profit or loss arising from the business of the Corporation.

SECTION NINE

NOTICES

9.01 METHOD OF GIVING NOTICE

Any notice (which term includes any communication or document) to be given (which tern includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the Articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board, shall be sufficiently given if delivered personally to the person to whom it is to be given, or if delivered to his last address as recorded on the books of the Corporation, or if mailed to him at his last address as recorded on the books of the Corporation by pre-paid ordinary or air mail or if sent to him at his last address as recorded on the books of the Corporation by any means of pre-paid, transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address a aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box and shall be deemed to have been received on the fifth day after so depositing; and a notice so sent by any other means of transmitted or recorded communication: shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or is representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor a member of a committee of the board in accordance with any information believed by him to b reliable. The recorded address of a director shall be his latest address as shown in the records of the Corporation or in the most recent notice filed under the Corporations Information Act, whichever is more current.

9.02 COMPUTATION OF TIME

In computing the date when notice must be given under any provision of the Articles or by-laws requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

9.03 OMISSIONS & ERRORS

The accidental omission to give any notice to any shareholder, director, officer, auditor, 'or member of a committee of the board, or the non-receipt of any notice by any such person, or any error in any notice not affecting the substance thereof, shall not. invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

9.04 NOTICE TO JOINT SHAREHOLDERS

If two or more persons are registered as joint holders of any share, notice to one of such persons shall be sufficient notice to all of them. Any notice shall be addressed to all of such joint holders and the address to be used for the purposes of Section 9.01 shall be the address appearing on the register of shareholders in respect of such joint holding, or the first address so appearing if there are more than one.

9.05 PERSONS ENTITLED BY DEATH OR OPERATION OF LAW

Every person who by operation of law, transfer, death of a shareholder or by any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the person from whom he derives his title to such share prior to his name and address being entered on the register of shareholders (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

9.06 WAIVER OF NOTICE

Any shareholder (or his duly appointed proxyholder), director, officer, member' of a committee of the board or auditor may at any time waive any notice required to be given under any provision of the Articles or by-laws of the Corporation or of the Act, or waive or abridge the time for any notice, and such waiver, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board which may be given in any manner.

SECTION TEN

VOTING RIGHTS

10.01 VOTING RIGHTS IN OTHER CORPORATIONS

The proper signing officers of the Corporation may execute and deliver instruments of proxy and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation.

Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officer signing them or arranging therefor. In addition, the board may from time to time direct the manner in which or the person or persons by whom any particular voting rights or class of voting rights mayor shall be exercised.

All shares and securities beneficially owned by the Corporation may be issued and held in the name of the nominee or nominees of the Corporation (and if issued or held in the names of more than one nominee shall be held jointly with right of survivorship ) and shall be endorsed in blank with endorsement guaranteed in order to enable the transfer thereof to be completed and registration thereof to be effective.

SECTION ELEVEN

PROTECTION OF DIRECTORS OFFICERS AND OTHERS

11.01 LIMITATION OF LIABILITY

No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own wilful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

11.02 INDEMNITY

Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if:

(a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

11.03 INSURANCE

Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as such, as the board may from time to time determine.

MADE by the sole director as of the 11th  day of January, 1999.

President

/s/

Secretary

CONFIRMED by the sole shareholder as of the 11th day of January, 1999.

/s/

President

/s/

Secretary